Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Koti Meka, Co Chief Financial Officer of AIxCrypto Holdings, Inc., a Delaware corporation (the “Company”), Jerry Wang, Co-Chief Executive Officer and Director of the Company, and Kevin Richardson II, Co-Chief Executive Officer and Director of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2026

By:	/s/ Kevin Richardson II
Name:	Kevin Richardson II
Title:	Co -Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ Koti Meka
Name	Koti Meka
Title	Chief Financial Officer (Principal Financial and Accounting Officer)
By:	/s/ Jerry Wang
Name	Jerry Wang
Title	Co Chief Executive Officer (Principal Executive Officer)

March 30, 2026

These certifications accompanying and being “furnished” with this Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.